Exhibit 99.2

PROXY/INSTRUCTION CARD (COMMON STOCK/EQUITY STOCK, SERIES A)

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Common Stock of Public Storage, Inc. and/or a record holder of Depositary Shares (“Depositary Shares”) Each Representing 1/1,000 of a Share of Equity Stock, Series A (“Equity Stock”) of Public Storage, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr., John S. Baumann and Stephanie G. Heim or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on June 23, 2006, at the Annual Meeting of Shareholders to be held on August 22, 2006 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs Computershare Trust Company, N. A. (the “Depositary”), through its nominee(s), to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares held of record by the undersigned on June 23, 2006, at the Annual Meeting and any adjournments thereof, and/or (iii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on June 23, 2006, at the Annual Meeting and any adjournments thereof, and/or (iv) authorizes and directs the Trustee to instruct (in person or by proxy) the Depositary to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares credited to the undersigned’s account under the 401(k) Plan on June 23, 2006, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES, THE DEPOSITARY AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK AND EQUITY STOCK TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK, AND/OR THE DEPOSITARY WILL VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 1,3 AND 4. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK, AND/OR THE TRUSTEE WILL INSTRUCT THE DEPOSITARY TO VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 1, 3 AND 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒ Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO PROXY SERVICES C/O COMPUTERSHARE, INVESTOR SERVICES, P.O. BOX 43102, PROVIDENCE, RI 02940-5068.

1.	Approval of the merger agreement dated as of March 6, 2006, by and among Public Storage, Inc., Shurgard Storage Centers, Inc. and ASKL Sub LLC and the transactions contemplated thereby, including the issuance of Public Storage Common Stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Election of Directors

Nominees: B. Wayne Hughes, Ronald L. Havner, Jr., Harvey Lenkin, Robert J. Abernethy, Dann V. Angeloff, William C. Baker, John T. Evans, Uri P. Harkham, B. Wayne Hughes, Jr. and Daniel C. Staton.

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐	________________________________________
For all nominees except as noted above

3.	Ratification of appointment of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of Public Storage, Inc. for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Approval of adjournments or postponements of the Annual Meeting if necessary.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Other matters: In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 24, 2006.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:	Signature:	Date: